10.21
                              EMPLOYMENT AGREEMENT

          AGREEMENT, effective as of March 6, 2002, between DAVID SORRELLS, with an address of 3129 Rideout Lane, Middleburg, Florida 32068 ("Executive"), and PARKERVISION, INC., a Florida corporation having its principle office at 8493 Baymeadows Way, Jacksonville, Florida 32256 ("Company").

          WHEREAS, Executive has provided his services without the benefit of a written employment agreement; and

          WHEREAS,   the  Company   believes  that  Executive   provides  unique
management and technical services for the Company and wishes to retain the continued services of Executive as its Chief Technical Officer ("CTO"); and

          WHEREAS, the Company and Executive have reached an understanding with respect to the extension of Executive's employment with the Company for a five
(5) year period commencing as of March 6, 2002; and

          WHEREAS, the Company and Executive desire to evidence their agreement in writing and to provide for the employment of Executive by the Company on the terms set forth herein.

          IT IS AGREED:

1.        Employment, Duties and Acceptance.
          ---------------------------------

1.1 Effective as of March 6, 2002, the Company hereby agrees to the continued employment of Executive as its CTO, and to the title of Co-Founder of the wireless division and CTO and Executive hereby accepts such continued employment on the terms and conditions contained in the Agreement. During the term of this Agreement, the Executive shall make himself available to the Company to pursue the business of the Company subject to the supervision and direction of the Chairman and Chief Executive Officer of the Company ("CEO").

1.2       The  CEO  may  assign  the  Executive  such  general   management  and
supervisory responsibilities and executive duties for the Company as are appropriate and commensurate with Executive's position as CTO and would otherwise be consistent in stature and prestige with the responsibilities of a CTO.

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1.3       Executive  accepts such employment and agrees to devote  substantially all of his business time, energies and attention to the performance of his duties; provided, however, that Executive may continue to be actively involved in eleemosynary, educational and civic activities to the extent that such activities do not materially detract from the reasonable performance of his duties (such material detraction to be evidenced by the CEO's written notice to Executive, in which event Executive shall have one hundred and twenty (120) days to reduce the level of such activities in a reasonable manner). The Company recognizes the value to it of Executive's continued involvement in these activities and will reimburse Executive for reasonable expenses incurred by him in connection with such activities. Nothing herein shall be construed as preventing Executive from (i) making and supervising investments on a personal or family basis (including trusts, funds and investment entities in which Executive or members of his family have an interest) and (ii) in serving on the Board of Directors of not more than three corporations involved primarily in "for profit" business activities; provided, however, that these activities do not materially interfere with the performance of his duties hereunder or violate the provisions of Section 4.4 hereof.

2.        Compensation and Benefits.
          -------------------------

2.1 The Company shall pay to Executive a salary at an annual base rate of not less than $250,000. Executive's salary will be paid not less frequently than every two weeks without the prior written consent of Executive. After the first two years of the term of this Agreement, Executive's annual base rate will be reviewed at least one month prior to the commencement of each new annual salary period during the term hereof for purposes of determining whether the minimum increase is sufficient, it having been agreed that the minimum annual increase after the first two years of this Agreement will be 5%.

2.2 The Company shall also pay to Executive such bonuses as may be determined from time to time by the CEO. The amount of annual bonus payable to Executive may vary at the discretion of the CEO. In determining the annual bonus to be paid to the Executive, the CEO may, among other factors they believe to be appropriate, consider, and give varying degrees of importance to, the Executive's contribution to the following:

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(1)       growth in the Company's per share value;

(2) achievement by the Company of specific identified targets selected by the CEO from time to time;

(3) the attraction and retention of key executive personnel by the Company;

(4)       satisfaction of the Company's capital requirements;

(5) the establishment of strategic direction and significant Company goals; and

(6)       such other criteria as the CEO deems to be relevant.

(7) The Company shall have the option to adopt an Incentive Compensation Program providing for compensation above the Executive's salary which shall supplant any bonuses for any time period the Incentive Compensation Program is in effect.

2.3 Executive has been granted options to purchase shares of Common Stock under the Company's Plan as set forth in the attached schedule. The CEO may, in his discretion and with approval of the Company's Board of Directors, grant additional options to Executive during the term of this Agreement.

2.4 Executive shall be entitled to such insurance and other benefits including, among others, medical and disability coverage and life insurance as are afforded to other senior executives of the Company, subject to applicable waiting periods and other conditions which may be generally applicable. The Company shall purchase (i) long term disability insurance of the amount afforded to other senior executives of the Company except in the instance when the Executive shall elect to pay a portion or the entirety of the long term disability insurance and (ii) the Company shall maintain a minimum of a $1 million life insurance policy for the benefit of the Executive's heirs except when the Executive shall elect to pay a portion or the entirety of the life insurance policy. At Executive's option the Executive can pay to increase the coverage of the life insurance policy beyond $1 million coverage to the extent made available by the insurance carrier. The beneficiary of these policies and the portion, if any, that the Executive shall pay for each policy, which will be automatically deducted from the Executive's base salary by the Company, shall be designated in writing by the Executive to the CEO and the Company's Chief Accounting Officer and these policies shall be transferred to Executive or his designees by the Company at his written request.

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2.5       Executive  shall  be  entitled  to  vacation  time and to days off for religious and personal reasons in accordance with the Company's policy for its senior executives.

2.6 The Company will pay or reimburse Executive for all transportation, hotel and other expenses incurred by Executive on business trips (including first class air travel if the scheduled flight is more than two (2) consecutive hours) and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company against itemized vouchers submitted with respect to any such expenses.

2.7 Executive agrees that his services shall be rendered primarily at the Company's executive offices which shall be located in, or within thirty (30) miles of, the Company's current executive offices located in Jacksonville, Florida. Notwithstanding the foregoing, Executive may maintain an office adjacent to his residence and shall be reimbursed for all costs reasonably related thereto.

2.8 The Company shall only move its executive offices if the parties agree to such a move. Should the parties not agree, then the Company can move its executive offices and the Company shall either provide the Executive with an office within 30 miles of the Company's current executive offices located in Jacksonville, Florida, or if the Company does not provide an office then the executive shall have the right to use his home office and the Company shall also provide secretarial assistance under this circumstance at the home office if the Executive so desires.

3.        Term and Termination.
          --------------------

3.1 The term of this Agreement commences as of March 6, 2002 and shall continue until March 6, 2006, unless sooner terminated as herein provided.

3.2 If Executive dies during the term of this Agreement, this Agreement shall thereupon terminate, except that the Company shall pay to the legal representative of Executive's estate the base salary due Executive pursuant to
Section 2.1 hereof through the first anniversary of Executive's death (or the scheduled expiration under Section 3.1, if earlier than the first anniversary date) as well as a pro rata allocation of bonus payments or incentive compensation under Section 2.2 based on the days of service during the year of death, and all amounts owing to Executive at the time of termination, including for

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previously  accrued  but  unpaid  bonuses  or  incentive  compensation,  expense reimbursements and accrued but unused vacation pay.

3.3 If Executive shall be rendered incapable by an incapacitating illness or disability (either physical or mental) of complying with the terms, provisions and conditions hereof on his part to be performed for a period in excess of 180 consecutive days during any consecutive twelve (12) month period, then the Company, at its option, may terminate this Agreement by written notice to Executive (the "Disability Notice") delivered prior to the date Executive resumes the rendering of services hereunder; however, if requested by Executive (or a representative thereof) such termination shall not occur until after examination of Executive by a medical doctor (retained by the Company with the consent of the Executive which consent shall not be unreasonably withheld) who certifies in a written report to the CEO with a copy of such report delivered simultaneously to Executive that Executive is and shall be incapable of performing his duties for in excess of two additional months because of the continuing existence of such incapacitating illness or disability. Notwithstanding such termination, the Company shall make a payment to Executive of a pro rata allocation of payments under Section 2.2 based on the days of service during the year in which the Disability Notice is delivered. The Company shall also pay to Executive all amounts owing to Executive at the time of termination, including for previously accrued but unpaid bonuses or incentive compensation, expense reimbursements and accrued but unused vacation pay. At the Executive's request, the Company shall provide to Executive at the Company's expense, an office for his exclusive use at the Company's principal executive offices with full time confidential secretarial assistance and office services during the Disability Period

3.4 The Company, by notice to Executive, may terminate this Agreement for cause. As used herein, "cause" shall include (a) the refusal in bad faith by Executive to carry out specific written directions of the CEO, (b) intentional fraud or dishonest action by Executive in his relations with the Company ("dishonest" for these purposes shall mean Executive's knowingly making of a material misstatement to the CEO for the purpose of obtaining direct personal benefit); or (c) the conviction of Executive of any crime involving an act of significant moral turpitude after appeal or the period for appeal has elapsed without an appeal being filed by Executive. Notwithstanding the foregoing, no "cause" for

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termination  shall be deemed to exist with respect to Executive's acts described in clause (a) or (b) above, unless the CEO shall have given written notice to Executive (after five (5) days advance written notice to Executive and a reasonable opportunity to Executive to present his views with respect to the existence of "cause"), specifying the "cause" with particularity and, within twenty (20) business days after such notice, Executive shall not have disputed the CEO's determination or in reasonably good faith taken action to cure or eliminate prospectively the problem or thing giving rise to such "cause," provided, however, that a repeated breach after notice and cure, of any provision of clause (a) or (b) above, involving the same or substantially similar actions or conduct, shall be grounds for termination for cause upon not less than five (5) days additional notice from the Company. In the event of a dispute as to the existence of suitable "cause" for termination pursuant to
Section 3.4, Executive shall be entitled to file for arbitration of such dispute in accordance with the rules of the American Arbitration Association with one arbitrator to be selected by the Company and one arbitrator to be selected by the Executive, and pending final determination of such arbitration proceedings, Executive shall continue to be compensated and shall be reimbursed for his expenses including his legal costs in accordance with the terms of this Agreement.

3.5 The Executive, by notice to the Company, may terminate this Agreement if a "Good Reason" exists. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the Executive's prior express written consent; (a) a material adverse change in the nature of Executive's title, duties or responsibilities with the Company that represents a demotion from his title, duties or responsibilities as in effect immediately prior to such change; (b) a material breach of this Agreement by the Company; (c) a failure by the Company to make any payment to Executive when due, unless the payment is not material and is being contested by the Company, in good faith; (d) a liquidation, bankruptcy or receivership of the Company; or (e) if Executive is at any time not a member of the Board of Directors of the Company unless he voluntarily resigns therefrom. Notwithstanding the foregoing, no Good Reason shall be deemed to exist with respect to the Company's acts described in clauses (a), (b) or (c) above, unless Executive shall have given written notice to the Company specifying the Good Reason with reasonable particularity and, within twenty (20) business days afer such notice, the Company shall not have cured or eliminated the problem or thing giving rise to such Good Reason; provided

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

however, that a repeated breach after notice and cure of any provision of clauses (a), (b) or (c) above involving the same or substantially similar actions or conduct, shall be grounds for termination for Good Reason without any additional notice from Executive.

3.6 In the event that Executive terminates this Agreement for Good Reason, pursuant to the provisions of paragraph 3.5, or the Company terminates this Agreement without "Cause," as defined in paragraph 3.4, the Company shall continue to pay to Executive (or in the case of his death, the legal representative of Executive's estate or such other person or persons as Executive shall have designated by written notice to the Company), all payments, compensation and benefits required under paragraph 2 hereof through the earlier of (a) three (3) years from the date of termination or (b) through the term of this Agreement; provided, however, that (i) a minimum payment of no less than the average of the two prior years' bonuses, incentive compensation or combination thereof shall be paid; and (ii) Executive's insurance coverage shall terminate upon the Executive becoming covered under a similar program by reason of employment elsewhere; however, in the absence of being covered by reason of employment elsewhere the Company shall pay for Executive's insurance coverage to the maximum COBRA limits. If Executive's employment is terminated for Good Reason or without "Cause," Executive shall have no duty to mitigate awards paid or payable to him pursuant to this subsection, and any compensation paid or payable to Executive from sources other than the Company will not offset or terminate the Company's obligation to pay to Executive the full amounts pursuant to this subsection 3.6.

4.        Non-Competition and Confidentiality.
          -----------------------------------

4.1 During Executive's employment with the Company and for a period as determined by the restrictive covenant defined below, whatever the reason for Executive's termination of employment, Executive shall not, either directly or indirectly, either on his own behalf or on behalf of another business, engage in the following activities, or assist others in such activities: (a) hiring, recruiting, or attempting to recruit for any entity which competes with the Company in the areas of radio-based communications, studio automation and/or webcasting ("Competing Areas"), or otherwise becoming associated in any such business with, any person employed by the Company, at any time during the previous twelve (12) months; (b) soliciting or accepting any business in any of the Competing Areas (on behalf of

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anyone  other than the Company)  from any of the  Company's  current,  former or prospective accounts (a prospective account defined as any entity the Company has actively solicited, planned to solicit, or provided services to, during Executive's employment with the Company); or (c) entering into, engaging in, being employed by, being connected to, or consulting for, any entity which competes with the Company in any of the Competing Areas.

          The term of the above restrictive covenant shall be calculated based on the total of the following: (a) additional salary, bonus, incentive compensation or any other payment which Executive receives above the amount of his base salary during the 12 month period immediately preceding the termination of his employment or within 10 working days thereafter, (b) gains from exercise of any options to purchase shares of the Company which is realized during the 12 month period immediately preceding the termination of his employment, and (c) the value of share options available for Executive to exercise on the date of the termination of Executive's employment based on the option price and the quoted price per share at the close of that date. The total of all of the foregoing shall be termed herein "Excess Compensation". The term of the above restrictive covenant shall be as follows: 1 year if Excess Compensation exceeds 2 times Executive's ending base salary, 2 years if Excess Compensation exceeds 3 times Executive's ending base salary, and 5 years if Excess Compensation exceeds 5 times Executive's ending annual base salary. Upon the termination of Executive's employment, the Company has the option of paying Executive monies to include as Excess Compensation for the purpose of determining the term of the restrictive covenant as an advance against potential gains Executive may realize as a result of his subsequent exercise of share options; such monies can be paid in cash or in registered shares of the Company's publicly traded stock which Executive agrees after receipt of shares to sell in the stock market as quickly as possible but not more shares than are equal to 10% of the average daily trading volume of the prior 10 trading days to receiving the shares of stock, the Company agrees to pay the Executive the difference in cash should there be a shortfall of what the Executive realizes in selling the stock in the open market. If the Company pays such an advance, and Executive subsequently exercises share options which realizes a gain above whatever Executive could have realized if he had exercised his options at the close of the date of the termination of his employment, Executive must repay to the Company the amount of the advance or this gain, whichever is less. In the event

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that the Company chooses to issue registered shares of its stock to cover all or part of the Excess Compensation requirement(s) for the restrictive covenant as defined in this section, the registered shares shall be delivered as a tradable security to the Executive no later than one hundred and twenty (120) days after the executive's last day of employment by the Company.

4.2 The parties to this Agreement recognize that irreparable harm would result from any breach by Executive of the covenants of this Agreement and that monetary damages alone would not provide adequate relief for any such breach. Accordingly, in addition to any other remedy which may be available to the Company, if Executive breaches a restrictive covenant in this Agreement, the parties acknowledge that injunctive relief in favor of the Company is proper.

4.3 If Executive breaches a covenant containing a specified term, the term shall be extended by the period of time between Executive's termination of employment with the Company and the date a court of competent jurisdiction enters an injunction restraining further breach of the covenant.

4.4 If a court of competent jurisdiction determines that any of the restrictions in this Agreement are overbroad, Executive shall agree to modification of the affected restriction(s) to permit enforcement to the maximum extent allowed by law.

4.5 A waiver of any of Executive's obligations under this Agreement or any other modification of this Agreement shall be ineffective unless it is set forth in writing and signed by the Company's CEO.

4.6 The parties acknowledge that the restrictive covenants in this Agreement are essential independent elements of this Agreement and that but for Executive agreeing to comply with them, the Company would not have employed or have continued to employ Executive. Accordingly, the existence of any claim by Executive against the Company, whether based on this Agreement or otherwise, shall not operate as a defense to the Company's enforcement of any restrictive covenant against Executive.

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4.7       Executive shall abide by paragraphs 1-7, 11-13 and 15 of the Company's current Employee Agreement, a copy of which is attached hereto, which paragraphs are hereby incorporated into this Agreement in their entirety.

5.        Miscellaneous Provisions.
          ------------------------

5.1 All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when transmitted by electronic means, or when mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 5.1. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

          If to Executive:

               David Sorrells
               3129 Rideout Lane
               Middleburg, Florida 32068

          If to Company:

               Jeffrey Parker
               ParkerVision, Inc.
               8493 Baymeadows Way
               Jacksonville, Florida  32256
               Attention: Chief Executive Officer

5.2 In the event of any claims, litigation or other proceedings arising under this Agreement (including, among others, arbitration under Section 3.4), the Executive shall be reimbursed by the Company within thirty (30) days after delivery to the Company of statements for the costs incurred by the Executive in connection with the analysis, defense and prosecution thereof, including reasonable attorneys' fees and expenses; provided, however, that Executive shall reimburse the Company for all such costs if it is determined by a non-appealable final decision of a court of law that the Executive shall have acted in bad

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faith with the intent to cause material damage to the Company in connection with any such claim, litigation or proceeding.

5.3 The Company, shall to the fullest extent permitted by law, indemnify Executive for any liability, damages, losses, costs and expenses arising out of alleged or actual claims (collectively "Claims") made against Executive for any actions or omissions as an officer and/or director of the Company or its subsidiary. To the extent that the Company obtains director and officers insurance coverage for any period in which Executive was an officer, director or consultant to the Company, Executive shall be a named insured and shall be entitled to coverage thereunder.

5.4 The provision of Article 4, Sections 5.2 and 5.3 and any provisions relating to payments owed to Executive after termination of employment shall survive termination of this Agreement for any reason.

5.5 This Agreement, the selected provisions of the Employee Agreement referenced in section 4.7 above , and the Stock Option Agreements attached herein set forth the entire agreement of the parties relating to the employment of Executive and are intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement or the Stock Option Agreements may be waived or changed except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

5.6 All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of Florida applicable to agreements made and to be performed entirely in Florida.

5.7 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by Executive, but shall inure to the benefit of and be binding upon Executive's heirs and legal representatives.

5.8 Should any provision of this agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall continue as if the Agreement had been executed absent the unenforceable provision.

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5.9       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        /s/ David Sorrells
                                        ----------------------------------------
                                        David Sorrells


                                        PARKERVISION, INC.

                                        By:  /s/ Jeffrey L. Parker
                                        ----------------------------------------

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